Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 333-104743) pertaining to the 1996 Stock Incentive Plan of Forward Industries, Inc., of our report dated November 3, 2006, with respect to the consolidated financial statements of Forward Industries, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 30, 2006.

/s/ Kaufman, Rossin & Co., P.A.
Certified Public Accountants

November 16, 2006
Miami, Florida